Exhibit 99.1

SONIC AUTOMOTIVE, INC. INCREASES QUARTERLY DIVIDEND

CHARLOTTE, NC (July 27, 2004) – Sonic Automotive, Inc. (NYSE: SAH) today announced that its Board of Directors has approved a quarterly dividend of $0.12 per share for the third quarter of 2004, which represents a $0.02 per share increase over the prior quarter. This dividend will be paid on October 15, 2004 for shareholders of record on September 15, 2004.

About Sonic Automotive, Inc.

Sonic Automotive, Inc., a Fortune 300 Company, is one of the largest automotive retailers in the United States operating 195 franchises and 40 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein is a forward-looking statement pertaining to an anticipated cash dividend to shareholders. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The Company does not undertake any obligation to update forward-looking information.